INVESCO MID CAP VALUE FUND                                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2011
FILE NUMBER :      811-3826
SERIES NO.:        16

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A   $   64
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B   $     7
          Class C   $    --
          Class Y   $   406

73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1 Dividends from net investment income
          Class A    0.0256
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B    0.0087
          Class C    0.0000
          Class Y    0.0465

74U.    1 Number of shares outstanding (000's Omitted)
          Class A   2,545
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B       689
          Class C       708
          Class Y     8,165

74V.    1 Net asset value per share (to nearest cent)
          Class A   $ 10.14
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B   $  9.48
          Class C   $  9.42
          Class Y   $ 10.32

INVESCO VAN KAMPEN TECHNOLOGY FUND                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2011
FILE NUMBER :      811-3826
SERIES NO.:        17

74U.    1 Number of shares outstanding (000's Omitted)
          Class A    17,027
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B     3,919
          Class C     2,007
          Class Y         4

74V.    1 Net asset value per share (to nearest cent)
          Class A   $ 5.77
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B   $ 5.29
          Class C   $ 5.29
          Class Y   $ 5.79